                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        Data Research Associates, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                [D.R.A. LOGO]




                         DATA RESEARCH ASSOCIATES, INC.




                                 January 7, 2000



Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Data Research Associates, Inc. to be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, on Wednesday, February 16, 2000, at 4:00 p.m. CST.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

         We look forward to seeing you at the Annual Meeting.


                                          /s/ Michael J. Mellinger
                                          Michael J. Mellinger
                                          President and Chief Executive Officer

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






                         DATA RESEARCH ASSOCIATES, INC.
                             1276 North Warson Road
                            St. Louis, Missouri 63132

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                             St. Louis, Missouri
                                                                 January 7, 2000

         The Annual Meeting of Shareholders of Data Research Associates, Inc., will be held on Wednesday, February 16, 2000, at 4:00 p.m. CST at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105, for the purposes of:

         1. Electing two Class B directors to serve for three years and one Class C director to serve for two years;

         2. Transacting such other business as may properly come before the meeting.

         Shareholders of record at the close of business on December 17, 1999, will be entitled to vote at said meeting. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be open at the principal office of Data Research Associates, Inc. at 1276 North Warson Road, St. Louis, Missouri 63132, during usual business hours, to the examination of any shareholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof.

         A copy of the Annual Report for fiscal 1999 accompanies this notice.

                                              By Order of the Board of Directors

                                                              POLLY C. MELLINGER
                                                                   Secretary

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

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                                   LEFT BLANK


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






                         DATA RESEARCH ASSOCIATES, INC.
                             1276 North Warson Road
                            St. Louis, Missouri 63132



                                 PROXY STATEMENT


                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of Data Research Associates, Inc. (the "Company"), for use at the Annual Meeting of the Company's shareholders to be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105, on Wednesday, February 16, 2000, at 4:00 p.m. CST and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. The first mailing of proxies to shareholders will occur on or about January 7, 2000.

                              REVOCABILITY OF PROXY

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy.

                                   RECORD DATE

         Shareholders of record at the close of business on December 17, 1999, will be entitled to vote at the Annual Meeting.

                         ACTION TO BE TAKEN UNDER PROXY

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, to-wit, Michael J. Mellinger and Katharine W. Biggs, or the one of them who acts, will vote:

         (1) FOR the election of the nominated directors: Carole Cotton and Donald P. Gallop, named herein as nominees for Class B directors of the Company to hold office until the annual meeting of the Company's shareholders in 2003 and until their successors have been duly elected and qualified; and Marilyn Gell Mason named herein as nominee for Class C director of the Company to hold office until the annual meeting of the Company's shareholders in 2002 and until her successor has been duly elected and qualified;

         (2) according to the proxy's judgment on the transaction of such other business as may properly come before the meeting or any adjournments thereof.

         Should the nominees named herein for election as directors become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other persons in their stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause the nominees to be unavailable.

                        VOTING SECURITIES, VOTING RIGHTS
                         AND PRINCIPAL SECURITY HOLDERS

         On December 17, 1999, there were 4,860,025 shares of Common Stock, of the par value of $.01 per share ("Common Stock"), outstanding, which constitute all of the outstanding shares of the Company. Each share is entitled to one vote on all matters to come before the Annual Meeting, including the election of a director.

         A majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the subject matter is required to elect the director and to act on any other matter properly brought before the Annual Meeting. Shares represented by proxies that are marked "withhold authority" with respect to the election of the person to serve on the Board of Directors are deemed to be represented at the meeting as to such matter and will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to whom such direction applies. With regard to any other matters, abstentions (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters. Shares held in "street name" by brokers but not voted by such brokers, for any reason, on a particular matter (so-called "broker non-votes") will not be deemed present or represented at the Annual Meeting for purpose of such matter and, therefore, will have no effect even if such shares have been properly voted by such broker, in person or by proxy, on one or more other matters brought before the Annual Meeting.

         As of December 17, 1999, the following persons were known to the Company who may, individually or as a group, be deemed to be the beneficial owners, respectively, of more than 5% of the Common Stock, each of which persons has sole voting and investment power over such Common Stock, except as set forth in the footnotes hereto:



                                                            AMOUNT AND NATURE                      PERCENT
NAME AND ADDRESS                                         OF BENEFICIAL OWNERSHIP                   OF CLASS
-----------------                                        -----------------------                   --------
Michael J. Mellinger,                                         1,866,947(1)                          38.3%
Chairman of the
Board, President and
Chief Executive Officer
of the Company
1276 North Warson Road
St. Louis, Missouri 63132

F. Gilbert Bickel III,                                          757,450(2)                          15.6%
a Director
1630 S. Lindbergh Blvd.
St. Louis, Missouri 63131

Schwartz Investment Counsel, Inc.                               316,700(3)                           6.5%
3707 West Maple Road
Bloomfield Hills, Michigan 48301

---------------

(1) Includes 36,150 shares held by Polly C. Mellinger, wife of Mr. Mellinger, as to which shares Mr. Mellinger disclaims beneficial ownership, and currently exercisable options to acquire 9,000 shares of Common Stock.

(2) Includes 75,000 shares held by Martha Bickel, wife of Mr. Bickel, as to which shares Mr. Bickel disclaims beneficial ownership, and currently exercisable options to acquire 9,000 shares of Common Stock.

(3) Information derived from Schwartz Investment Counsel, Inc. Of these shares, Schwartz Investment Counsel, Inc. has sole voting power over 306,700 shares and shared voting power over 10,000 shares.

         SECURITY OWNERSHIP OF MANAGEMENT

         On December 17, 1999, the following represented beneficial ownership of Common Stock by the nominees for election as directors, each of the other current directors of the Company, each of the executive officers named in the Summary Compensation Table (see "Executive Compensation" below) and all current directors and executive officers of the Company as a group (each director and officer having sole voting and investment power over the shares listed opposite his or her name except as set forth in the footnotes hereto):

                                                             AMOUNT AND NATURE                     PERCENT
NAME OF BENEFICIAL OWNER                                  OF BENEFICIAL OWNERSHIP                 OF CLASS
------------------------                                  -----------------------                 --------
F. Gilbert Bickel III                                           757,450(1)                          15.6%

Carole Cotton                                                    18,300(2)                              *

Donald P. Gallop                                                 21,521(3)                              *

Marilyn Gell Mason                                                1,000                                 *

Michael J. Mellinger                                          1,866,947(4)                          38.3%

Howard L. Wood                                                   21,521(2)                              *

Katharine W. Biggs                                               19,510(5)                              *

Joseph M. Bonwich(6)                                              7,816(7)                              *

All Current Directors
and Executive Officers as a
Group (7 individuals)                                         2,706,249(8)                          55.1%


------------------

*Represents less than 1% of the class.

(1) See Note (2) to the table under "Voting Securities, Voting Rights and Principal Security Holders."

(2) Includes currently exercisable options to acquire 9,000 shares of Common Stock.

(3) Includes 9,000 shares held in the name of Gallop, Johnson & Neuman, L.C., the law firm of which Mr. Gallop is Chairman, and currently exercisable options to acquire 9,000 shares of Common Stock.

(4) See Note (1) to the table under "Voting Securities, Voting Rights and Principal Security Holders."

(5) Includes currently exercisable options to acquire 3,875 shares of Common Stock.

(6) Mr. Bonwich resigned as a vice president on November 23, 1999, which was subsequent to the fiscal year to which this proxy statement relates.

(7) Includes the equivalent of 778 shares held in the Company's 401(k) Plan, and currently exercisable options to acquire 2,750 shares of common stock.

(8) Includes currently exercisable options to acquire 48,875 shares of Common Stock. Does not include 7,816 shares owned by Mr. Bonwich.

                 PROPOSAL 1 - ELECTION OF TWO CLASS B DIRECTORS
                            AND ONE CLASS C DIRECTOR

                   INFORMATION ABOUT THE NOMINEE AND DIRECTORS
                              CONTINUING IN OFFICE

         The Company's Amended and Restated By-laws currently provide for three classes of directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class A and Class C directors expire in 2001 and 2002, respectively. The Board of Directors has nominated Carole Cotton and Donald P. Gallop, who are the current Class B directors, for a term expiring at the annual shareholders meeting in 2003. During fiscal 1999, the Company amended its By-laws to increase the number of directors of the Company from five to six, which created a vacancy on the Board of Directors. The Board of Directors elected Marilyn Gell Mason to fill such vacancy and to serve as a Class C director until the next annual meeting of shareholders and has nominated Ms. Mason for the remainder of the Class C term which expires at the annual shareholders meeting in 2002. The following table lists the principal occupation of each of the nominees and the present directors continuing in office for at least the last five years, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a director (each serving continuously since first elected or appointed), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940.


                                                                                                   Service as
         Name              Age              Principal Occupation                                 Director Since
         ----              ---              --------------------                                 --------------
CLASS B NOMINEES--

Carole Cotton               53               President, since November 1990, of CCA                    1992
                                             Consulting, Inc., a management consulting
                                             and research firm which focuses exclusively
                                             on the information technology market in
                                             education. Such firm also publishes annual
                                             syndicated studies and produces national
                                             conferences on both the K-12 and higher
                                             education markets.  Ms. Cotton also provided
                                             consulting services to the Company with such
                                             firm's predecessors since 1986.


Donald P. Gallop(1)          67              Attorney-at-law and Chairman of the law                      1992
                                             firm of Gallop, Johnson & Neuman, L.C. for
                                             more than the last five years; Director of Falcon
                                             Products, Inc.


CLASS C NOMINEE--

Marilyn Gell Mason           55              Consultant to libraries and providers of library             1999
                                             systems since April 1999.  Director of the
                                             Cleveland Public Library 1986 to April 1999.


CLASS C DIRECTOR--

Howard L. Wood               60              Consultant to Charter Communications, Inc. of                1992
                                             which he was formerly Vice-Chairman from
                                             1993 to November 1999.  Co-founder and
                                             Director of Charter Communications, Inc.
CLASS A DIRECTORS--

F. Gilbert Bickel III        55              Vice President since April 1988 of Merrill                   1979
                                             Lynch, Pierce, Fenner & Smith, Incorporated,
                                             a full-service brokerage firm.  Director of
                                             Summit Marketing Group, Inc.

Michael J. Mellinger         50              Chairman of the Board since April 1992                       1975
                                             and President and Chief Executive Officer
                                             of the Company since 1975; Treasurer of
                                             the Company from April 1992 to February 1995.

--------------
 (1) See "Compensation Committee Interlocks and Insider Participation" for further information.

                    INFORMATION CONCERNING BOARD OF DIRECTORS

         During fiscal 1999, four meetings of the Board of Directors were held. During such fiscal year, each director attended 75% or more of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served.

         The Board of Directors of the Company has a standing Audit Committee consisting of Mesdames Cotton and Mason and Messrs. Bickel, Gallop and Wood, and a standing Compensation Committee consisting of Mesdames Cotton and Mason and Mr. Gallop. The purpose of the Audit Committee is to review the results and scope of the audit and services provided by the Company's independent public accountants. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the compensation of directors and executive officers. The Compensation Committee also administers the Company's stock option and other benefit plans. During fiscal 1999, two Audit Committee meetings and one Compensation Committee meeting were held.

         The Company has no standing nominating committee or other committee performing a similar function.

                                  DIRECTOR FEES

         The Company pays an annual fee of $10,000 to directors who are not employees of the Company. In addition, the Company pays non-employee directors $1,000 for each Board of Directors meeting attended in person, $500 for each telephonic Board meeting attended and $500 for each committee meeting attended. The Company also reimburses directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors' fees of $65,167 were paid during fiscal 1999. Additionally, non-employee directors participate in the Company's Director Stock Option Plan. Historically, such non-employee directors have each received annually options to acquire 3,000 shares of the Company's common stock, exercisable in accordance with the terms of the Company's Director Stock Option Plan.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Donald P. Gallop, a director of the Company, is Chairman of the law firm of Gallop, Johnson & Neuman, L.C. which provided legal services to the Company during the fiscal year ended September 30, 1999, and is expected to provide legal services to the Company in the future.

                             EXECUTIVE COMPENSATION

         The following information is given for the fiscal years ended September 30, 1999, 1998 and 1997, concerning annual and long-term compensation for services rendered to the Company and its subsidiaries by the Company's Chief Executive Officer and up to the four most highly compensated executive officers of the Company whose total salary and bonuses exceeded $100,000 (the "named executive officers").
                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                             -------------------
                                               ANNUAL COMPENSATION                 AWARDS
                               ------- -- ------------------------------ --- -------------------
                                                             OTHER ANNUAL        SECURITIES         ALL OTHER
                                                   BONUS     COMPENSATION        UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   ($)(1)       ($)(2)         OPTIONS/SARS(#)      ($)(2)(3)
---------------------------    ----    ---------  -------    ------------      ---------------    ------------

MICHAEL J. MELLINGER            1999    413,000     -0-           --                3,000             2,000
CHAIRMAN OF THE BOARD,          1998    408,000     -0-           --                3,000             1,500
PRESIDENT, AND CHIEF            1997    400,000     -0-           --                3,000             1,500
EXECUTIVE OFFICER

KATHARINE W. BIGGS              1999    139,013     -0-           --               10,000             2,540
VICE PRESIDENT,                 1998    122,440     -0-           --               10,000             2,040
CHIEF FINANCIAL                 1997    120,000     -0-           --                2,000             1,710
OFFICER AND TREASURER

JOSEPH M. BONWICH(4)            1999    108,500     -0-           --                5,000             2,180
VICE PRESIDENT                  1998    107,100     5,000         --               10,000             2,661
                                1997    105,000    10,000         --                2,000             2,040


(1) Executive officers of the Company, other than Mr. Mellinger, are entitled to receive bonuses annually at the discretion of the Board of Directors of the Company. Amounts are earned and accrued during the fiscal years indicated, and are paid subsequent to the end of each fiscal year. Mr. Mellinger did not receive any bonuses for the years ended September 30, 1999, 1998 and 1997. See "Employment Agreement" below regarding Mr. Mellinger's employment agreement with respect to his future bonuses, if any.

(2) The named executive officers received certain perquisites during fiscal 1999, none of which in the aggregate exceeded the lesser of $50,000 or 10% of such officer's total salary and bonus for such fiscal year.

(3) Includes matching Company contributions to the Company's 401(k) Profit Sharing Plan of $2,000 each for Mr. Mellinger, Ms. Biggs and Mr. Bonwich and matching Company contributions to the Company's Stock Purchase Plan of $540 for Ms. Biggs and $180 for Mr. Bonwich.

(4)      Mr. Bonwich resigned as a vice president on November 23, 1999.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR



                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF STOCK
                                                INDIVIDUAL GRANTS                                  PRICE
                                                                                      APPRECIATION FOR OPTION TERM(4)
                               ---------------------------------------------------------------------------------------

                                NUMBER OF
                               SECURITIES
                               UNDERLYING    % OF TOTAL
                                OPTIONS/    OPTIONS/SARS
                                  SARS       GRANTED TO    EXERCISE OR
                                 GRANTED    EMPLOYEES IN    BASE PRICE   EXPIRATION      0%         5%         10%
            NAME                    #       FISCAL YEAR     ($/SH) (3)       DATE       ($)         ($)        ($)
            ----               --   --      ------------    ----------   --- -----      ---         ---        ---
Michael J. Mellinger              3,000(1)           4.0%     12.313      11/12/02      -0-          7,961       14,689


Katharine W. Biggs               10,000(2)          12.0%     12.313      01/01/04      -0-         26,535       57,145


Joseph M. Bonwich                 5,000(2)           6.0%     12.313      01/01/04      -0-         13,268       28,572


-------------------------------



(1) The option listed was granted on November 12, 1998, to Mr. Mellinger in his capacity as director of the Company under the Company's Director Stock Option Plan and became fully exercisable six months after the date of grant.

(2) The option listed was granted on November 12, 1998, to each vice president under the Company's 1992 Stock Option Plan and becomes exercisable the next January 1 after the second anniversary of the grant.

(3) Exercise or base price is equal to the closing sales price as reported on the Nasdaq Stock Market (NASDAQ National Market System) on the date of grant.

(4) The dollar amounts under these columns result from calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                             NUMBER OF
                                                                            SECURITIES         VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                            UNEXERCISED      IN-THE-MONEY
                                                                           OPTIONS/SARS      OPTIONS/SARS
                                            SHARES                         AT FY-END (#)     AT FY-END ($)
                                           ACQUIRED           VALUE        EXERCISABLE/      EXERCISABLE/
                 NAME                   ON EXERCISE (#)   REALIZED ($)     UNEXERCISABLE     UNEXERCISABLE
                 ----                   ---------------   ------------     -------------     -------------
Michael J. Mellinger                          -0-              -0-            9,000/0             0/0

Katharine W. Biggs                            -0-              -0-         3,875/20,000           0/0

Joseph M. Bonwich                            1,400            3,850        3,350/15,000         1,238/0


EMPLOYMENT AGREEMENT

         The Company is a party to an employment agreement with Mr. Mellinger, which agreement expires September 30, 2002 (the "Employment Agreement"), with an automatic five-year renewal, unless terminated by Mr. Mellinger or the Company upon the occurrence of certain events. Pursuant to the Employment Agreement, Mr. Mellinger has agreed to serve as the President and Chief Executive Officer of the Company in exchange for annual base compensation of $400,000 (the "Base Compensation"), as may be increased each fiscal year by the Board of Directors and payable no less frequently than monthly. For fiscal 1997 and thereafter, Mr. Mellinger's bonus, if any, shall be determined in accordance with the terms of a formula (the "Bonus Formula") to be determined for each fiscal year by the Compensation Committee. For the fiscal year ended September 30, 1999, the bonus was to be in the amount of 7.5% of the increase in the Company's income before income taxes and bonuses for such fiscal year compared to the prior fiscal year, determined by the Company's independent auditors in accordance with generally accepted accounting principles, consistently applied, and payable within ninety
(90) days of the end of such fiscal year. The Employment Agreement provides that Mr. Mellinger is entitled to an additional bonus of (i) 150% of the Base Compensation in the event Mr. Mellinger's employment with the Company is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities of Mr. Mellinger (collectively, "Termination") within one year following a "Change in Control" (as defined in the Employment Agreement), (ii) 100% of Base Compensation if Termination occurs within the second year following a Change in Control, and (iii) 50% of Base Compensation if Termination occurs within the third year following a Change in Control.

                          COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for developing and approving the Company's compensation program for the Chief Executive Officer and the other executive officers of the Company. The Committee also administers the Data Research Associates, Inc. 1992 Stock Option Plan ("the 1992 Plan"). The overall objectives of the Company's executive compensation program are to provide total compensation that will attract and retain highly qualified executives and to link executive compensation to corporate performance.

   The Company's executive compensation policies include the following:

         -Compensation levels should be competitive with other software and technology companies of comparable size;

         -Compensation should be directly related to the Company's achievement of both short and long-term corporate performance goals and to the individual executive's contribution to achieving those goals;

         -Ownership of the Company's Common Stock provides a link between executives and shareholders by creating incentives for the executives to achieve the long-term goal of creating shareholder value.

         .
   The Committee feels that it can best reach its objectives through a compensation package that includes three elements: (1) base salary; (2) annual cash bonuses; and (3) long-term incentives in the form of stock options. The Chief Executive Officer, Michael J. Mellinger, makes recommendations to the Committee on all elements of the compensation package for the executive officers other than himself.

BASE SALARIES

   In order to attract and retain executives, the Company strives to offer competitive salaries and employee benefits, including its Employee Stock Purchase Plan, 401(k) Profit Sharing Plan, health care plans and other employee benefit programs. The Committee sets base salary levels for executives based on the responsibilities of the position held and the experience of the individual, and by reference to a self-selected group of software and technology companies of comparable size and to the Company's competitors, when such information is available. The Committee also consults published studies of executive compensation in publicly held companies.

   Base salaries are adjusted annually based on the Social Security Administration's cost-of-living adjustment (COLA) calculation. Base salaries are also reviewed annually with regard to the Company's performance for the year and the responsibilities of the individual executive.

   Under the terms of the Employment Agreement, Mr. Mellinger's base salary for the fiscal year ended September 30, 1997, the first year of the Employment Agreement, was set at $400,000. The Employment Agreement provides that the Committee may raise Mr. Mellinger's base salary after considering his individual performance, the total compensation paid to the chief executive officers of similar companies of comparable size to the Company's and such other factors as deemed relevant by the Board of Directors of the Company.

   In determining Mr. Mellinger's base salary for fiscal 1999, the Committee took into consideration that although total revenues for fiscal 1998 declined from the prior year, two of the three sources from which the Company's revenues are derived, software and services, increased from fiscal 1997. The Committee also recognized that many of the selections and contract awards achieved by the Company during fiscal 1998 did not translate into revenues or earnings during that fiscal year. Based upon these factors, Mr. Mellinger's base salary for fiscal 1999 was set at $413,000, an increase of 1.2% over fiscal 1998.

ANNUAL BONUSES

   For fiscal 1999, the Committee determined bonuses for the Company's executives, including Mr. Mellinger, based on formulas determined at the beginning of fiscal 1999 which provided for each officer to receive a bonus linked to an increase in corporate earnings. Since corporate earnings in fiscal 1999 decreased from earnings in fiscal 1998, the Committee did not award a bonus to Mr. Mellinger or the Company's other executives.

STOCK OPTIONS

   Since its initial public offering in 1992, the Board of Directors of the Company has realized the importance of providing executives and other key employees incentives to maximize the Company's financial performance and align their interests with those of the Company's shareholders. Through the 1992 Plan, the Company has encouraged its executives to acquire and hold the Company's Common Stock. Executive officers, along with all of the Company's other employees, also are eligible to participate in the Data Research Associates, Inc. Stock Purchase Plan, an ongoing stock acquisition program under which an employee may defer a portion of his or her salary to acquire shares of Common Stock. The Company matches a portion of the employee's deferral.

In fiscal 1999 the Committee granted options under the 1992 Plan to each of the executive officers (excluding the Chief Executive Officer). In determining how many options should be granted to each officer, the Committee considered the entire compensation package of each officer and the recommendation of Mr. Mellinger.



                                         Respectfully submitted,

                                         COMPENSATION COMMITTEE OF THE BOARD
                                         OF DIRECTORS OF DATA RESEARCH
                                         ASSOCIATES, INC.

                                         CAROLE COTTON
                                         DONALD P. GALLOP
                                         MARILYN GELL MASON

,

                                PERFORMANCE GRAPH


        Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total returns of the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Computer and Data Processing Stocks.






                                  [LINE GRAPH]



                                     Legend



Symbol    CRSP Total Returns Index for:         09/1994   09/1995   09/1996   09/1997   09/1998   09/1999
------    ----------------------------          -------   -------   -------   -------   -------   -------
______ -   Data Research Associates, Inc.         100.0     156.8     218.9     235.8     228.6     142.2

 ..._ . *   Nasdaq Stock Market (US Companies)     100.0     138.1     163.8     225.0     228.8     371.5

------ /\  Nasdaq Computer and Data Processing    100.0     160.2     198.7     268.9     349.0     585.9
           Stocks SIC 7370-7379 US & Foreign



Notes:

   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.  The index level for all series was set to $100.0 on 09/30/1994.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

        Pursuant to an equipment lease which expired on April 15, 1996, the Company leased its office phone equipment from Davandy Management, Inc. ("Davandy"). Upon expiration of the lease the Company did not exercise its option to purchase the equipment at fair market value but has continued to lease the equipment on a month-to-month basis at a monthly rate of $1,640. During fiscal 1999, Davandy received $19,680 in payments from the Company for the use of such equipment. Michael J. Mellinger, the Company's President and Chief Executive Officer, is the president and sole shareholder of Davandy.

        Management of the Company believes that the terms and conditions of the above-described transactions and those described under the heading "Compensation Committee Interlocks and Insider Participation" were no less favorable to the Company than those which would have been available to the Company in comparable transactions with unaffiliated persons.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. There are no known failures to file any forms required under Section 16(a). Based on review of the copies of such forms furnished to the Company, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1999.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended September 30, 1999, and for a number of years prior thereto, and the Board of Directors has selected this firm to serve as independent auditors for the fiscal year ending September 30, 2000. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions from shareholders.


                                  ANNUAL REPORT

        The Annual Report of the Company for fiscal 1999 accompanies this notice.


                      FUTURE PROPOSALS OF SECURITY HOLDERS

        All proposals of security holders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company not later than September 9, 2000, for inclusion in the Company's 2001 Proxy Statement and form of proxy relating to such meeting.

        In addition, pursuant to the Company's bylaws, if a shareholder wishes to bring a proposal before the annual meeting outside the proxy inclusion process discussed above but does not provide written notice of the proposal to the Company at least 60 days before the date of the annual meeting of shareholders, such notice will be untimely and any proxies received by the Board of Directors from the shareholders will be voted by the Company's designated proxies in their discretion on such matter, regardless of whether specific authority to vote on such matter has been received from the shareholder submitting such proxies. Accordingly, any shareholder who wishes to submit a proposal at the 2001 Annual Meeting of Shareholders and also wishes to avoid, in certain instances, the possibility of discretionary voting by the Company's proxies on such matter must give written notice to the Secretary of the Company on or before the sixtieth day prior to such annual meeting, which date will be December 16, 2000.

                                 OTHER BUSINESS

        The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment.

                                  MISCELLANEOUS

        The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

        Shareholders are urged to mark, sign, date and send in their proxies without delay.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENT SCHEDULE) IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, DATA RESEARCH ASSOCIATES, INC., 1276 NORTH WARSON ROAD, ST. LOUIS, MISSOURI 63132.

                                              By Order of the Board of Directors

                                                              POLLY C. MELLINGER
                                                                   Secretary
St. Louis, Missouri
January 7, 2000

                         Data Research Associates, Inc.

              This proxy is solicited by the Board of Directors for
                   The 2000 Annual Meeting of Shareholders

The undersigned hereby apppoint(s) Michael J. Mellinger and Katharine W. Biggs, and each of them, with full power to act alone, the true and lawful attorneys-in -fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Data Research Associates, Inc. to be held on Wednesday, February 16, 2000, commencing at 4:00 p.m. at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105 and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present, on the following proposals and any other matters coming before said meeting.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of the nominated directors under proposal l and in the discretion of the proxy with respect to such other business as may properly come before the meeting or any adjournment thereof.

           Please mark, sign, date and return this proxy card promptly
                          Using the enclosed envelope.

                  (Continued and to be signed on reverse side)

Data Research Associates, Inc.



DATA RESEARCH ASSOCIATES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

Directors recommend a vote FOR
1. Election of Nominated Directors:             For     Withhold    For All
   Class B Nominee(s):  Carole A. Cotton        All     All         Except
                        Donald P. Gallop
   Class C Nominee:     Marilyn Gell Mason




    --------------------------------
   (Except Nominee(s) written above)

2. In the proxy's discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of copies of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 7, 2000, and the Annual Report of the Company for fiscal 1999.

DATED:, 2000
Signature(s):

Please sign name(s) exactly as it appears on this proxy. In the case of joint holders, all should sign. Executors, administrators, trustees and attorneys-in-fact should so indicate when signing. If executed by a corporation, this proxy should be signed by a duly authorized officer. If executed by a partnership, this proxy should be signed by an authorized partner.




FOLD AND DETACH HERE



YOUR VOTE IS IMPORTANT!



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.